Exhibit 23(h)(26) under Form N-1A
 Exhibit 10 under Item 601/Reg. S-K

Schedule A

SHAREHOLDER SERVICES AGREEMENT
Revised 12/1/08

Effective Date:                                      Class B Shares of:

10/24/97                                      Federated American Leaders Fund, Inc.

Federated Equity Funds
10/24/97                                           Federated Capital Appreciation Fund
12/1/08                                           Federated Clover Value Fund
3/1/07                                           Federated InterContinental Fund
12/1/00                                           Federated Kaufmann Fund
12/1/02                                           Federated Kaufmann Small Cap Fund
12/1/00                                           Federated Market Opportunity Fund
10/24/97                                           Federated Mid-Cap Growth Strategies Fund

10/24/97                                      Federated Equity Income Fund, Inc.

Federated Fixed Income Securities, Inc.
10/24/97                                           Federated Strategic Income Fund

10/24/97                                      Federated Government Income Securities, Inc.

10/24/97                                      Federated High Income Bond Fund, Inc.

9/1/02                                      Federated Income Securities Trust
12/1/02                                           Federated Capital Income Fund
9/1/02                                           Federated Fund for U.S. Government Securities
9/1/03                                           Federated Muni and Stock Advantage Fund

Federated International Series, Inc.
10/24/97                                           Federated International Bond Fund
10/24/97                                           Federated International Equity Fund

Federated Investment Series Funds, Inc.
10/24/97                                           Federated Bond Fund

Federated Managed Allocation Portfolios
9/1/05                                           Federated Balanced Allocation Fund

Federated MDT Series
3/1/07                                           Federated MDT Large Cap Growth Fund
12/1/07                                           Federated MDT Small Cap Growth Fund

Federated Municipal Securities Income Trust
12/1/97                                           Federated California Municipal Income Fund
6/1/06                                           Federated Municipal High Yield Advantage Fund
6/1/02                                           Federated New York Municipal Income Fund
10/24/97                                           Federated Pennsylvania Municipal Income Fund

10/24/97                                      Federated Municipal Securities Fund, Inc.

6/1/08                                      Federated Stock and Bond Fund

Federated Total Return Series, Inc.
6/1/01                                           Federated Total Return Bond Fund

Federated World Investment Series, Inc.
10/24/97                                           Federated International High Income Fund
10/24/97                                           Federated International Small-Mid Company Fund
6/1/98                                           Federated International Value Fund

Money Market Obligations Trust
9/1/99                                           Liberty U.S. Government Money Market Trust